                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        True North Communications Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                    Notice of Annual Meeting of Stockholders
                                  May 17, 2000

TIME                     10:00 a.m. central time on Wednesday, May 17, 2000.

PLACE The University of Chicago, Graduate School of Business Conference Center--Sixth Floor, 450 North Cityfront Plaza Drive, Chicago, Illinois.

ITEMS OF BUSINESS        (1)To elect 11 directors.

                         (2) To ratify the appointment of Arthur Andersen LLP
                             as True North's independent accountants.

                         (3) To consider such other business as may properly
                             come before the meeting.

RECORD DATE              You are entitled to vote if you were a stockholder at
                         the close of business on Monday, March 20, 2000.

VOTING BY PROXY          Please submit a proxy as soon as possible so that
                         your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy card.

                                          By order of the Board of Directors,


                                                  DALE F. PERONA
                                                     Secretary

   This proxy statement and accompanying proxy card are being distributed on or about April 13, 2000.

                      2000 ANNUAL MEETING OF STOCKHOLDERS

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Questions and Answers About the Proxy Materials and the Annual Meeting.....   1
  Why am I receiving these materials?......................................   1
  What is the purpose of the annual meeting?...............................   1
  Who is entitled to vote?.................................................   1
  What constitutes a quorum?...............................................   1
  How do I vote?...........................................................   1
  May I change my vote after I return my proxy card?.......................   2
  How do I vote my 401(k) plan shares?.....................................   2
  What are the Board's recommendations?....................................   2
  What vote is required to approve each item?..............................   2
Proposals to be Voted Upon.................................................   3
  Proposal 1--Election of Directors........................................   3
  Proposal 2--Appointment of Independent Auditors..........................   5
  Other Business...........................................................   5
Board Structure and Compensation...........................................   5
  Board and Committee Information..........................................   5
  Board Compensation.......................................................   6
Executive Compensation.....................................................   8
  Summary Compensation Table...............................................   8
  Stock Options............................................................  10
  Long-Term Incentive Plans--Awards in the Last Fiscal Year................  11
  Compensation Committee Report............................................  12
  Employment Agreements....................................................  14
Certain Relationships and Related Transactions.............................  17
  Agreement with Mr. Mason.................................................  17
  Agreement with Mr. Peebler...............................................  17
  Agreement with Mr. Seeley................................................  17
True North Performance Graph...............................................  18
Stock Ownership............................................................  19
Additional Information.....................................................  20
  Submission of Stockholder Proposals......................................  20
  Proxy Solicitation Costs.................................................  20
  Section 16(a) Beneficial Ownership Reporting Compliance..................  20
Appendix A................................................................. A-1

                        TRUE NORTH COMMUNICATIONS INC.

                                April 13, 2000

                               ----------------

                                Proxy Statement

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 17, 2000

                QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
                            AND THE ANNUAL MEETING

Why am I receiving these materials?

   The Board of Directors of True North Communications Inc. is providing these proxy materials to you and soliciting your proxy in connection with True North's annual meeting of stockholders to be held on May 17, 2000, beginning at 10:00 a.m. central time, at the University of Chicago Graduate School of Business Conference Center--Sixth Floor, 450 North Cityfront Plaza Drive, Chicago, Illinois, and at any postponements or adjournments thereof. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

What is the purpose of the annual meeting?

   At True North's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and ratification of the appointment of True North's independent auditors. In addition, True North's management will report on performance during fiscal 1999 and respond to questions from stockholders.

Who is entitled to vote?

   Only stockholders at the close of business on the record date, March 20, 2000, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. You are a "stockholder of record" if you hold your stock directly in your own name. You are a "street-name" stockholder if you hold your stock indirectly in the name of a bank, broker or other nominee and they will send you voting instructions. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon. A list of stockholders of record will be available for examination for any purpose relevant to the annual meeting at True North's headquarters at 101 East Erie Street, Chicago, Illinois, during regular business hours for the ten days prior to the annual meeting and at the annual meeting.

What constitutes a quorum?

   The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date will constitute a quorum, and will therefore permit the conduct of business at the meeting. As of the record date 49,120,503 shares of True North common stock were outstanding. Abstentions count toward the quorum.

How do I vote?

   If you hold your stock as a stockholder of record, you can vote in person at the annual meeting or you can vote by internet, telephone or mail. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your stock. The enclosed proxy card contains instructions for internet, telephone and mail voting. Whichever method you use, your stock will be voted as you direct.

May I change my vote after I return my proxy card?

   Yes. You may change your proxy instructions at any time prior to the vote at the annual meeting. If you are a stockholder of record you may accomplish this by filing with the Secretary of True North either a notice of revocation or a duly executed proxy bearing a later date. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the meeting. For shares held in street-name you may change or revise your proxy instructions by submitting new voting instructions to your bank, broker or other nominee.

How do I vote my 401(k) plan shares?

   If you participate in the True North Communications Inc. Retirement Plan, you may vote an amount of shares of common stock equivalent to the interest in True North's common stock credited to your account under that plan as of the record date. You may vote by instruction to Fidelity Management Trust Company, the trustee for the plan, pursuant to an instruction card being mailed with this proxy statement to plan participants. Fidelity will vote your shares in accordance with your duly executed instructions if received on or before May 12, 2000. If you do not send instructions to Fidelity, the common stock equivalents credited to your account will be voted by Fidelity in the same proportion that Fidelity votes the common stock share equivalents for which it does receive timely instructions. Fidelity will also vote any common stock share equivalents that are not specifically allocated to any individual plan participant (known as the "suspense account") in the same proportion that Fidelity votes the common stock share equivalents for which it receives timely instructions.

What are the Board's recommendations?

   If you sign and return your proxy card but do not complete it by giving instructions as to how to vote, proxy holders named on the proxy card will vote your shares in accordance with the recommendations of the Board of Directors. The Board's recommendations, along with a description of each item, are set forth in this proxy statement. In summary, the Board recommends a vote:

    . FOR election of the nominated slate of directors (see page 3); and

    . FOR ratification of the appointment of Arthur Andersen LLP as True
      North's independent auditors (see page 5).

   With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

   Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked to withhold authority with respect to any nominee will not affect the vote on the election of that nominee, although it will be counted for purposes of determining whether there is a quorum. There is no cumulative voting as to any matter, including the election of directors.

   Other Items. The ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of the holders of a majority of the shares present either in person or by proxy and entitled to vote on that matter. A properly executed proxy marked "Abstain" with respect to this matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a vote against the proposal.

   If you are a street-name stockholder, New York Stock Exchange rules permit your broker to exercise voting discretion with respect to certain "routine" matters. Thus, if you do not give your broker specific instructions, your shares may be voted on "routine" matters but will not be voted on "non-routine" matters. Broker non-votes will not be counted in determining the number of shares necessary for approval of any proposal for this meeting. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum. The election of directors and the appointment of independent auditors are considered "routine" matters under the relevant New York Stock Exchange rules, so there will not be any broker non-votes with respect to those matters.

                          PROPOSALS TO BE VOTED UPON

Proposal 1--Election Of Directors

   There are 11 nominees for election to the Board this year. All of the nominees have served as directors since the last annual meeting, except for Wenda Harris Millard who will stand for election as a director by the stockholders for the first time at this year's annual meeting. All directors are elected annually to serve until the next annual meeting or until their respective successors are elected. If any nominee is unable to accept nomination or election, which the Board of Directors has no reason to anticipate will occur, shares represented by proxies will be voted for the election of such other person as the Board of Directors may recommend unless the Board of Directors chooses to reduce the number of directors.

   The Board of Directors recommends a vote FOR the election to the Board of each of the nominees described below.

   The following sets forth information as to each nominee for election at the annual meeting, including age as of March 15, 2000, principal occupation and employment during at least the past five years, directorships in other publicly-held companies and period of service as a director of True North:

David A. Bell ............     Mr. Bell was named Chairman and Chief Executive
Director since December 1997   Officer of True North in April 1999. From 1994
Age 56                         through March 1999, Mr. Bell served as President
                               and Chief Executive Officer of Bozell Group, Inc.
                               (formerly Bozell Worldwide, Inc.), a subsidiary of True North.

Joseph A. Califano, Jr. ..     Mr. Califano has served as Chairman of the Board
Director since in May 1999     and President of The National Center on Addiction
Age 68                         and Substance Abuse at Columbia University since
                               1992. He is also an adjunct professor of public health at Columbia University's Medical School and School of Public Health. Mr. Califano is
                               Founding Chairman of the Board of the Institute for Social and Economic Policy in the Middle East at the Kennedy School of Government at Harvard
                               University and is a member of the Institute of Medicine of the National Academy of Sciences. Mr.
                               Califano served as Secretary of the United States
                               Department of Health, Education and Welfare from
                               1977 to 1979. He was Special Assistant for
                               Domestic Affairs to the President of the United
                               States from 1965 to 1969. Mr. Califano is a director of Automatic Data Processing, Inc.,
                               HealthPlan Services Corporation, Kmart
                               Corporation and The Warnaco Group, Inc.

Donald M. Elliman, Jr.....     Mr. Elliman has served as President of Ascent
Director since December 1997   Sports Holdings, a sports and arena management
Age 55                         firm, since January 2000. From 1995 to 1999, Mr.
                               Elliman served as a director and an Executive
                               Vice President of Time Inc. Mr. Elliman was the
                               President of Sports Illustrated from September
                               1992 through January 1998 and held various senior sales and marketing and publishing positions with Time Inc. since 1967. Mr. Elliman is a director of Modem Media . Poppe Tyson, Inc.

H. John Greeniaus.........     Mr. Greeniaus has served as President of G-Force
Director since May 1999        LLC, a consulting firm, since January 1998. From
Age 55                         1992 through his retirement in December 1997, Mr.
                               Greeniaus served as Chairman and Chief Executive
                               Officer of Nabisco, Inc. He also held other senior executive positions with Nabisco, Inc.
                               prior to 1992. Mr. Greeniaus is a director of Primedia Inc. and CCL Industries Inc.

Leo-Arthur Kelmenson......     Mr. Kelmenson has served as Chairman of FCB
Director since December 1997   Worldwide, a subsidiary of True North, since
Age 73                         September 1999. Mr. Kelmenson served as Chairman
                               of Bozell Group, Inc. from 1997 to 1999 and Chief
                               Executive Officer of Bozell Group, Inc. from
                               March 1999 to September 1999. Prior to 1997, Mr.
                               Kelmenson served as Chairman of Bozell, Jacobs,
                               Kenyon & Eckhardt, Inc. ("BJK&E"). Mr. Kelmenson is a director of Tower Air, Inc.

Wenda Harris Millard......     Ms. Harris Millard has served as Executive Vice
Slated for election in May     President, Marketing and Sales, of DoubleClick,
2000                           Inc., an internet advertising firm, since October
Age 45                         1997. From July 1996 to October 1997, Ms. Harris
                               Millard served as Executive Vice President of
                               Marketing and Programming of DoubleClick, Inc., and from August 1994 to July 1996, she served as President and Group Publisher of SRDS, a marketing and media information company.

Michael E. Murphy.........     Mr. Murphy is currently retired and formerly
Director since May 1997        served as a director and held various senior
Age 63                         executive positions with Sara Lee Corporation
                               from 1979 through October 1997. Mr. Murphy is a director of GATX Corporation, Payless ShoeSource,
                               Inc., Bassett Furniture Industries, Incorporated and American General Corporation.

J. Brendan Ryan...........     Mr. Ryan has served as Chief Executive Officer of
Director since August 1994     FCB Worldwide since March 1996. Prior thereto Mr.
Age 57                         Ryan held other senior executive positions with
                               FCB Worldwide.

Donald L. Seeley..........     Mr. Seeley recently retired from full-time
Director since May 1999        employment but remains as a part-time advisor to
Age 56                         True North. Mr. Seeley was the Vice Chairman of
                               True North from May 1999 to March 15, 2000. From
                               June 1997 to March 15, 2000, Mr. Seeley was
                               Executive Vice President, Chief Financial Officer of True North. From 1993 through June 1997, Mr.
                               Seeley was Chief Executive Officer of The
                               Alexander Consulting Group. Mr. Seeley is a director of Modem Media . Poppe Tyson, Inc.

Marilyn R. Seymann........  Dr. Seymann has served as President and Chief
Director since January 1999 Executive Officer and a director of M ONE, Inc., a
Age 57 management and information systems consulting firm, since 1991. Dr. Seymann is a director of Beverly Enterprises, NorthWestern Corporation, and Community First Bankshares, Inc.

Stephen T. Vehslage ......  Mr. Vehslage is a consultant and was a Senior Vice
Director since 1974         President of Corning Franklin Health Inc. from
Age 60                      1995 to 1996. Prior thereto he held various senior
                            executive positions with IBM Corporation.

   There are no family relationships between any of the foregoing persons.

Proposal 2--Appointment Of Independent Auditors

   The Board of Directors has selected Arthur Andersen LLP as auditors of True North for fiscal 2000. This firm of independent public accountants has served True North in this capacity since 1943. A representative of Arthur Andersen LLP is expected to be present at the annual meeting and will have the opportunity to make a statement and will also be available to respond to appropriate questions.

   The Board of Directors recommends a vote FOR the appointment of Arthur Andersen LLP as auditors for 2000.

Other Business

   As of the date of this proxy statement, True North has no knowledge of any other business that will be presented at the annual meeting. If any other business should properly be brought before the annual meeting or any postponements or adjournments thereof, the proxy holders will vote as recommended by the Board of Directors, or, if no recommendation is given, at their own discretion.

                       BOARD STRUCTURE AND COMPENSATION

Board and Committee Information

   The Board of Directors met eleven times during 1999. The functions and current members of the Audit, Compensation and Nominating Committees are noted below. Each incumbent director attended 75% or more of the aggregate of the number of meetings of the Board of Directors and of any committees on which such director served that were held during 1999 while such person was a director or a member of any such committee.

   Audit Committee--Messrs. Murphy (Chairman), Greeniaus and Vehslage and Dr. Seymann are members of True North's Audit Committee. The Audit Committee's function is to oversee True North's financial reporting and internal financial controls. The Audit Committee met ten times during fiscal 1999. In anticipation of the effective date of the new Securities and Exchange Commission rules regarding the responsibilities of the Audit Committee, the Board of Directors has adopted a written charter for the Audit Committee, which is attached as Appendix A hereto. Each of the members of the Audit Committee, Messrs. Murphy, Greeniaus, Vehslage and Dr. Seymann, are "independent" as defined by the New York Stock Exchange listing standards.

   Compensation Committee--Dr. Seymann (Chairman) and Messrs. Elliman and Greeniaus are members of True North's Compensation Committee. The Compensation Committee is responsible for determining the compensation and other material terms of employment, including the grant of stock options and other incentive compensation, for directors and executive officers of True North and reviewing and approving the overall compensation programs and practices of True North. The Compensation Committee reviews and recommends to the Board of Directors the approval of changes, other than minor technical amendments, in existing retirement, stock option and variable incentive compensation plans affecting directors, executive officers and employees. The Compensation Committee is also responsible for the administration of stock options, restricted stock and related equity based benefit programs, including awards made under these plans. The Compensation Committee met ten times during fiscal 1999.

   Nominating Committee--Messrs. Elliman (Chairman), Bell, Califano, Kelmenson and Murphy are members of True North's Nominating Committee. The Nominating Committee is charged with recommending to the Board of Directors nominees for election as directors. Any stockholder may recommend to the Nominating Committee director candidates for consideration. True North's bylaws provide, in general, that stockholders may directly nominate one or more persons for election as directors at the annual meeting only if written notice of the stockholder's intent to make such nomination is received by the Secretary of True North at least 60 days but no more than 90 days before the date of the annual meeting; provided, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The Nominating Committee met nine times during fiscal 1999. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in True North's bylaws.

Board Compensation

   Employee directors receive no compensation for their service on the Board of Directors or committees thereof, except under the True North Directors Part-Time Employment Agreement program. Under this program, an employee director between the ages of 55 and 65 may continue employment on a part-time basis and receive part-time salary payments for five years up to the attainment of age 65. Part-time salary payments are determined as 45% of the highest five-year average total compensation during the prior 10 years of full-time employment, reduced by 1/30 for each year of service less than 30 years. This program has been discontinued and Mr. Ryan is the only current director who remains eligible to participate.

   Non-employee directors are paid an annual retainer of $23,000 for their services. An additional annual retainer of $5,000 is paid to Committee chairpersons. In addition, a per diem fee of $2,000 is paid for each day during which Board and/or committee meetings are attended, special assignments are performed or other management meetings are attended. A per diem fee of $1,000 is paid to non-employee directors for telephonic meetings. Mr. Elliman serves as a designee of True North on the Board of Directors of Modem Media . Poppe Tyson, Inc., and he is also paid these per diem fees for his attendance at Modem Media . Poppe Tyson, Inc. Board meetings. Aggregate per diem payments to non-employee directors in fiscal 1999 were $240,000. Non-employee directors may elect to defer all or a part of their annual retainer and per diem allowances. At their election, these deferred amounts may effectively be treated as if they were invested in True North common stock (in which case the deferred amounts are referred to as phantom stock units). Amounts not treated as if invested in True North common stock are credited with earnings at an annual rate of return equal to 1 1/2% above the annual rate of return on five-year U.S. Treasury Bills. Amounts deferred (including earnings and/or losses credited on such amounts) are paid to each non-employee director in shares of common stock or cash (as elected) at the time he or she leaves the Board of Directors.

   Non-employee directors are also eligible for stock options under the Outside Director Stock Option Plan, which provides for option grants with a 10-year term to non-employee directors in proportion to the total of their annual retainer and per diem allowances. The basis for granting options is a formula tied to annual growth in net income. The Outside Director Stock Option Plan also provides for a one-time grant of options for 4,000 shares upon a non-employee director's initial election to the Board of Directors. Under the terms of the Outside Director Stock Option Plan, in January 1999, Dr. Seymann was granted an option for 4,000 shares at an exercise price of $24.644 per share, in March 1999, each of Messrs. Elliman, Murphy and Vehslage was granted an option for 3,300 shares at an exercise price of $23.656 per share, in May 1999, each of Messrs. Califano and Greeniaus was granted an option for 4,000 shares at an exercise price of $24.406 per share, and in March 2000, each of the outside directors was granted an option at an exercise price of $38.244, with the share amounts as follows: each of Dr. Seymann and Mr. Elliman 2,300 shares, each of Messrs. Murphy and Vehslage 2,100 shares, Mr. Califano 1,100 shares and Mr. Greeniaus 1,300 shares. Stock options awarded under the Outside Director Stock Option Plan are immediately exercisable with respect to one-third of the shares covered thereby, and an additional one-third of such stock options become exercisable on each of the next two anniversaries of the date of the grant.

   Mr. Vehslage is the only current director who will receive a benefit under the Outside Director Retirement Plan (which was discontinued in 1998). The Outside Director Retirement Plan provided a retirement benefit to non-employee directors after five years of service on the Board of Directors. The annual benefit is equal to a specified percentage of the annual retainer calculated at 5% times each year of Board service plus 5% times each year that net income growth is 15% or greater, subject to a maximum of 10 years. The annual benefit is paid in five annual installments or in a lump sum after retirement from the Board.

   Charles D. Peebler, Jr., a director who is not slated for reelection at this year's annual meeting, began serving as a consultant to True North on October 1, 1999, pursuant to his election under his employment agreement with True North. The terms of this consulting arrangement are described below under the heading "Certain Relationships and Related Transactions."

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The Summary Compensation Table below shows the compensation for True North's past three fiscal years for its current Chief Executive Officer, its former Chief Executive Officer, and its four other most highly compensated executive officers (the "Named Executives").

                          Summary Compensation Table

                                      Annual Compensation                      Long Term Compensation
                           ----------------------------------------- ------------------------------------------
                                                                                  Awards    Payouts
                                                                                ---------- ----------
                                                           Other     Restricted Securities            All Other
                                                          Annual       Stock    Underlying             Compen-
                                                          Compen-      Awards    Options/     LTIP     sation
Name & Principal Position  Year Salary($)  Bonus($)(4) sation ($)(5)   ($)(6)   SARs(#)(7) Payouts($)  ($)(8)
-------------------------  ---- ---------- ----------- ------------- ---------- ---------- ---------- ---------
David A. Bell...........   1999 $  788,258  $652,000    $   23,407    $184,000    40,200      --      $ 11,599
 Chairman & Chief          1998 $  830,575  $599,807    $   16,302    $192,943   100,000      --      $  8,143
 Executive Officer of      1997 $  816,575  $854,091    $   19,838         --        --       --      $ 18,221
 True North
 Beginning April 1, 1999

Bruce Mason(1)..........   1999 $  600,000  $750,000    $    8,599         --        --       --      $156,314
 Chief Executive Officer   1998 $  600,000  $750,000    $   14,255         --     30,000      --      $440,012
 of True North through     1997 $  600,000  $675,000    $   15,163         --     50,000      --      $413,057
 March 31, 1999

Leo-Arthur Kelmenson....   1999 $  969,300  $704,055    $   70,575    $195,500    68,100      --      $ 35,222
 Chairman of FCB           1998 $1,024,800  $762,029    $   92,756    $238,175   100,000      --      $ 36,588
 Worldwide LLC             1997 $  870,630  $980,605    $1,250,156         --        --       --      $ 85,378

Harris Diamond(2).......   1999 $  724,250  $345,060           --     $293,940       --       --      $ 21,035
 Chairman & Chief          1998 $  724,250  $799,985           --     $603,037       --       --      $  9,013
 Executive Officer of      1997 $  719,381  $522,540           --          --        --       --      $  3,710
 BSMG Worldwide, Inc.

J. Brendan Ryan.........   1999 $  788,258  $346,375    $   18,321    $ 97,750    50,200      --      $353,732
 Chief Executive Officer   1998 $  755,600  $177,779    $    8,279    $102,221   130,000      --      $364,413
 of FCB Worldwide LLC      1997 $  600,000  $865,500    $   18,531         --     50,000      --      $324,050

Donald L. Seeley(3).....   1999 $  452,100  $431,200    $   10,750         --     26,600      --      $ 60,609
 Vice Chairman and         1998 $  400,000  $278,055    $   11,681    $ 89,443   120,000      --      $ 63,852
 Chief Financial Officer   1997 $  196,700  $250,000    $    5,375         --     20,000      --      $ 26,552

----------------
(1) Mr. Mason retired from full-time employment as of March 31, 1999. He continues to serve as a part-time employee pursuant to his Employment Agreement, the terms of which are described below under the heading "Certain Relationships and Related Transactions."
(2) Mr. Diamond is one of the original selling shareholders of the business unit that is now operated under the name BSMG Worldwide, Inc. His Employment Agreement with BSMG Worldwide was originally entered into in March 1993, in connection with the sale of this business unit to what is now a True North subsidiary. That Employment Agreement provides for annual incentive compensation based on a percentage of BSMG Worldwide operating profit above a threshold level. While the entire amount of that annual incentive compensation has been treated as a bonus (subject to the restricted stock trade-off described in footnotes (4) and (6) below), True North believes that the circumstances surrounding the acquisition of this business unit and the negotiation of Mr. Diamond's Employment Agreement were such that approximately 50% of this annual incentive compensation effectively represents a deferred payment of purchase price. For consistency of presentation, the amounts included in the bonus and restricted stock columns for Mr. Diamond represent 50% of the total annual incentive compensation amounts for these years. For 1998 and 1999, the restricted stock column includes the entire amount provided in the form of unvested restricted stock, while the bonus column includes the entire amount provided in the form of immediately vested restricted stock and the remaining amount paid in cash to get to the 50% level.

(3) Mr. Seeley retired from full-time employment as Vice Chairman and Chief Financial Officer as of March 15, 2000. He continues to serve as a part-time employee pursuant to a Letter Agreement, the terms of which are described below under the heading "Certain Relationships and Related Transactions."
(4) Pursuant to the executive bonus program, Messrs. Bell, Diamond, Kelmenson and Ryan received a portion of their 1999 bonuses in the form of restricted stock (as explained in footnote (6) below), one-third of which is vested immediately, and the remainder of which vests over the next two years. The value of the one-third portion that is vested is included in this bonus column. The value of the remaining restricted stock portion is reflected in the Restricted Stock Awards column. The 1999 bonus for Mr. Kelmenson includes a residual bonus of $11,305.
(5) For Messrs. Mason, Bell, Ryan and Seeley, amounts shown in this column include various fringe benefits, including automobile allowances, club dues and financial planning. For Mr. Kelmenson, the amount shown in this column includes an auto allowance, payment of medical insurance premiums, and $57,270 paid to his chauffeur.
(6) Amounts included in this column represent the portion of the executive's 1999 bonus that was paid in the form of restricted stock pursuant to the executive bonus program. Under this program, 30% of the executive's 1999 bonus is paid in the form of restricted stock, and this 30% portion is increased by 15% to account for the restricted stock vesting requirements. The restricted shares were granted in March 2000, concurrent with the approval of 1999 cash bonuses. The number of shares of restricted stock was determined based on the average of the market closing prices for the 10 days prior to the date the awards were approved ($39.3813 per share). One-third of these restricted shares were vested as of the March 16, 2000, grant date. The remaining two-thirds of the restricted shares vest over the next two years. Amounts included in this column represent the dollar value of the unvested restricted shares. The value of the immediately vested restricted shares is included in the bonus column. The total number of unvested restricted shares awarded (before any tax withholding) are as follows: Mr. Bell 4,672 shares, Mr. Diamond 7,464 shares, Mr. Kelmenson 4,964 shares, and Mr. Ryan 2,482 shares. Dividends are paid on the restricted shares in the same amount and at the same time as dividends paid to all other owners of True North common stock. The aggregate unvested restricted stock holdings of each of the Named Executives as of December 31, 1999, is as follows (these amounts do not include restricted stock granted in March 2000 as part of 1999 bonuses):

                            Mr. Bell Mr. Mason Mr. Diamond Mr. Kelmenson Mr. Ryan Mr. Seeley
                            -------- --------- ----------- ------------- -------- ----------
   Number of Shares........    8,112    --         25,354      10,014       4,298     3,760
   Market Value............ $362,505    --     $1,133,007    $447,500    $192,067  $168,025

(7) The amounts included in this column include stock options granted in 1999 under the True North Stock Option Plan (based on 1998 performance). See below under the heading Stock Options for a further description of these stock option grants.
(8) Amounts shown in this column are for contributions and accruals under compensation and benefit programs for the Named Executives. The amounts are as follows:
     The Company profit sharing contribution for 1999 to the True North Retirement Plan was $7,409 for each of Messrs. Mason, Ryan and $8,479 for Mr. Seeley.
     The Company profit sharing contribution for 1999 to the True North Profit Sharing and Savings Plan for BJK&E was $4,910 for each of Messrs. Bell, Diamond and Kelmenson.
     The Company matching contribution for 1999 to the True North Retirement Plan was $3,333 for each of Messrs. Mason, Ryan and Seeley.
     The Company matching contribution for 1999 to the True North Profit Sharing and Savings Plan for BJK&E was $3,200 for each of Messrs. Bell, Diamond and Kelmenson.

     The Company matching contribution for 1999 to the True North Executive Deferred Compensation Plan was $1,038 for Mr. Bell, $71,269 for Mr. Mason, $12,070 for Mr. Diamond, $15,370 for Mr. Kelmenson, $33,774 for Mr. Ryan and $26,485 for Mr. Seeley.
     The Company profit-sharing contribution for 1999 to the True North Executive Deferred Compensation Plan was $60,426 for Mr. Mason, $49,994 for Mr. Ryan and $26,485 for Mr. Seeley.
     The amount accrued for 1999 under the True North Directors Part-Time Employment Agreement was $252,793 for Mr. Ryan.
     The Company-paid amount for life insurance for 1999 was $2,451 for Mr. Bell, $13,877 for Mr. Mason, $855 for Mr. Diamond, $15,627 for Mr. Kelmenson, $6,429 for Mr. Ryan and $1,552 for Mr. Seeley.

Stock Options

   During 1999, stock option grants covering 1,752,350 shares were awarded to 430 key employees under True North's Stock Option Plan. Each grant was made at the fair market value on the date of the award. These options vest over three years and expire in ten years. The option grants in 1999 for the Named Executives are shown in the following table:

                       Option Grants in Last Fiscal Year

                                      Individual Grants
                         --------------------------------------------
                         Number of   Percent of                       Potential Realizable
                         Securities Total Options                       Value at Assumed
                         Underlying  Granted to                       Annual Rates of Stock
                          Options   Employees in  Exercise             Price Appreciation
                          Granted    Fiscal Year   Price   Expiration    for Option Term
Name                       (#)(1)      (%)(2)      ($/Sh)     Date      5%($)      10%($)
----                     ---------- ------------- -------- ---------- ---------- ----------
David A. Bell...........   40,200       2.29%      $24.00    3/2/09   $  606,758 $1,537,643
Bruce Mason.............      --         --           --        --           --         --
Harris Diamond..........      --         --           --        --           --         --
Leo-Arthur Kelmenson....   68,100       3.89%      $24.00    3/2/09   $1,027,865 $2,604,813
J. Brendan Ryan.........   50,200       2.86%      $24.00    3/2/09   $  757,692 $1,920,141
Donald L. Seeley........   26,600       1.52%      $24.00    3/2/09   $  401,487 $1,017,445

----------------
(1) Options were granted at market price on the date of grant. Subject in certain cases to accelerated vesting upon certain termination of employment events, as set forth in the employment agreements described below under the heading "Employment Agreements," all of the above options are exercisable at a rate of 33 1/3% per year beginning on the first anniversary of the date of grant.
(2) The percentages shown in this table are based on total options granted by True North in 1999 on 1,752,350 shares of True North common stock.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

   The number of options exercised during 1999, the number of options held and their value at year end for the Named Executives are shown in the following table:

                          Shares               Number of Securities    Value of Unexercised In-
                         Acquired             Underlying Unexercised   the-Money Options at FY-
                            on      Value    Options at FY-End (#)(1)         End ($)(2)
                         Exercise  Realized  ------------------------- -------------------------
Name                       (#)       ($)     Exercisable Unexercisable Exercisable Unexercisable
----                     -------- ---------- ----------- ------------- ----------- -------------
David A. Bell...........     --          --    202,000       40,200    $ 5,935,626  $  831,638
Bruce Mason............. 329,700  $7,501,125    30,000          --     $   528,570  $        0
Harris Diamond..........     --          --        --           --     $         0  $        0
Leo-Arthur Kelmenson....     --          --    355,000       68,100    $11,870,318  $1,408,819
J. Brendan Ryan.........     --          --    229,980      118,620    $ 5,202,838  $2,568,604
Donald L. Seeley........     --          --    112,000       54,600    $ 2,023,500  $1,118,038

----------------
(1) Certain of the unexercised options outstanding for Messrs. Bell (102,000 shares) and Kelmenson (255,000 shares) were granted under the Bozell, Jacobs, Kenyon & Eckhardt, Inc. ("BJK&E") Stock Option Plan prior to the December 1997 acquisition of BJK&E by True North. For consistency of presentation, the shares underlying these options have been adjusted to reflect the number of shares of True North common stock into which each outstanding share of BJK&E common stock was converted (at an exchange ratio of 0.51 share of True North common stock for each share of BJK&E common stock).
(2) The values shown in the table are based on the $44.6875 per share closing price of True North common stock on December 31, 1999, less the exercise price of the options.

Long-Term Incentive Plans-Awards in Last Fiscal Year

                      Earnings Performance Plan Awards in 1999
                                       Performance
                                        or Other     Estimated Future Payouts Under
                           Number of     Period       Non-Stock-Price-Based Plans
                         Shares, Units    until    ----------------------------------
                           or Other    Maturation                 Target
Name                      Rights (#)   or Payment  Threshold ($)   ($)    Maximum ($)
----                     ------------- ----------- ------------- -------- -----------
David A. Bell...........    2,083.5     1999-2001     $83,340    $208,350  $416,700
Bruce Mason.............        --            --          --          --        --
Harris Diamond..........        --            --          --          --        --
Leo-Arthur Kelmenson....        --            --          --          --        --
J. Brendan Ryan.........      1,889     1999-2001     $75,560    $188,900  $377,800
Donald L. Seeley (1)....      2,000     1999-2001     $80,000    $200,000  $400,000

----------------
(1) This award has been forfeited upon Mr. Seeley's retirement from full-time employment in March 2000.

   The above table shows earnings performance units ("EPUs") granted in 1999 for the 1999-2001 performance period under the Earnings Performance Plan, which was approved by stockholders in 1998. EPUs are long-term cash incentives, which are granted to selected senior executives at the discretion of the Compensation Committee of the Board of Directors. Payments earned at the end of the three-year performance period will be based on the increase in True North earnings per share over this three-year period as compared to pre-established targets, as shown in the above table. EPUs originally granted for the 1998-2000 performance period were two times the normal award because no grants were expected for the 1999-2001 performance period. Instead, awards for the 1998-2000 performance period were cut in half and awards were made for the 1999-2001 performance period. As explained below in the Compensation Committee Report, no future awards are expected to be made under the Earnings Performance Plan.

Compensation Committee Report

   General. The Compensation Committee has sole authority for determining the compensation of the directors and executive officers of True North. Stock option, stock appreciation rights, and restricted stock grants for all employees of True North must also be approved by the Compensation Committee, and the Compensation Committee reviews and recommends changes to the overall compensation programs and practices affecting all employees of True North.

   The Compensation Committee is comprised of members of the Board of Directors who qualify as "non-employee directors" for purposes of relevant federal securities regulations and as "outside directors" for purposes of federal tax regulations.

   In addition to decisions regarding specific executive compensation matters, other actions and activities of the Compensation Committee during the year included:

    . Overseeing a comprehensive review of the overall incentive compensation program for executives using both internal staff and external compensation consultants.

    . Approval of stock option grants to 430 key employees totaling
      1,752,350 shares during 1999.

    . Approval of restricted stock grants to 79 key employees totaling
      241,065 shares during 1999 (virtually all of these restricted shares were awarded as a portion of 1998 bonuses, as described below).

   True North Executive Compensation Program. In making compensation decisions in 1999 for executives, the Compensation Committee was guided by the detailed pay-for-performance principles contained in the True North Executive Compensation Program, and by the terms of any applicable employment agreements. The material terms of the employment agreements in place for each of the Named Executives (other than Mr. Seeley) are described below under the heading "Employment Agreements." The Part-Time Employment Agreement in place for Mr. Seeley is described below under the heading "Certain Relationships and Related Transactions."

   The Executive Compensation Program is the name for the incentive compensation program that was developed and implemented in 1998 utilizing both internal management and outside consultants. The objective of the Executive Compensation Program is to provide a comprehensive plan covering executives of True North and its subsidiaries that is competitive with industry standards and provides incentives to senior executives to improve the overall value of True North for its stockholders. The focus of this Program is on total compensation, the components of which are described below.

     Base Salary. For executives, base salary has been targeted to be at the 50th percentile of the market for comparable positions at competitive multinational advertising agencies. The majority of the agencies reported in the peer group for the True North performance graph illustrated below have been included in this group of competitive agencies for purposes of comparison.

     Annual Incentive Compensation. The potential amount of annual incentive compensation is determined by improvement in True North net income versus the prior year on an accelerated, sliding scale basis. Actual individual awards of annual incentive compensation are then typically determined by the level of operating income and/or earnings per share growth and achievement of the measurable objectives for which the individual is responsible. For 1998 and 1999, a portion of executives' bonuses were awarded in the form of restricted stock. The portion awarded in restricted stock was increased by a factor of 15% to account for the applicable vesting restrictions.

     Long-Term Incentives. Long-term incentives are designed to focus senior executives on sustained performance over an extended time horizon. These incentives include primarily stock options, but also include earnings performance units for 1999 for certain individuals. Stock options reward executives for an increasing stock price. Annual grants are determined in part by the amount of improvement in True North net income versus the prior year. The Compensation Committee also may recognize the achievement of significant goals in determining individual awards. The Compensation Committee took into account these criteria and attainment of individual objectives in awarding the stock option grants reported for 1999. These annual stock option grants are made at the current fair market value, vest over three years and are exercisable over ten years.

     Earnings performance units are awarded under the True North Earnings Performance Plan, which was approved by stockholders in 1998. The Earnings Performance Plan applies only to the most senior executives, and it is designed to provide incentives to these senior executives to enhance the long-term earnings and stock growth of True North. Earnings performance units are granted for three-year performance cycles. The Compensation Committee does not intend to grant earnings performance units in future years.

Chief Executive Officer 1999 Compensation.

   David Bell. David Bell was appointed as Chief Executive Officer of True North on April 1, 1999. He has served as a Director of the company since December 1997. From 1994 through March 1999, Mr. Bell served as President and Chief Executive Officer of Bozell Group, Inc. (formerly Bozell Worldwide, Inc.), a subsidiary of True North.

   Mr. Bell's annual base salary was established on April 1, 1999, at $833,400. On June 16, 1999, Mr. Bell, along with the other senior executives of the Company, voluntarily accepted a 10% salary reduction. This salary reduction was restored on January 1, 2000. The Compensation Committee approved an increase to Mr. Bell's base salary on January 1, 2000, to $900,000. Compensation for 1999 for Mr. Bell was based on the principles of the True North Executive Compensation Program in conjunction with the terms of his employment agreement.

   Mr. Bell's annual incentive compensation for 1999 included a cash bonus of $560,000, immediately vested restricted stock valued at $92,000 and unvested restricted stock valued at
$184,000. Mr. Bell's 1999 compensation also included a stock option grant of 40,200 shares (based on 1998 performance) and a grant of 2,083.5 earnings performance units. The Compensation Committee believes that Mr. Bell's total compensation represents a fair compensation structure for his services as Chief Executive Officer of the Company.

   Bruce Mason. Bruce Mason was the Chief Executive Officer of True North from May 1991 through March 1999. He also served as the Chairman of the Board from May 1991 through December 1997. Mr. Mason serves as a part-time employee beginning in April 1999 pursuant to the terms of his employment agreement. Compensation for 1999 for Mr. Mason was based upon the principles of the True North Executive Compensation Program in conjunction with the terms of his employment agreement.

   Mr. Mason's base salary for 1999 was $600,000, and his annual incentive compensation for 1999 was $750,000, which equals the base salary and variable incentive compensation payable in accordance with the terms of his employment agreement.

   Internal Revenue Code Deduction Limit. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to any of the Named Executives. However, this limit does not apply to performance-based compensation if certain requirements, including stockholder approval, are met. This limit also does not apply to compensation payable under a written binding contract in place prior to the time a company becomes publicly held. The Compensation Committee currently intends to structure stock options, annual and long-term incentives and any other performance-based compensation awarded to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. The Compensation Committee continues to consider ways to preserve the deductibility of executive compensation, while complying with contractual obligations and retaining the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

   The Compensation Committee will continue to monitor and review all aspects of the True North Executive Compensation Program.

                                          Marilyn R. Seymann, Chairman
                                          Donald M. Elliman, Jr.
                                          H. John Greeniaus

                                          Members of the Compensation
                                           Committee

Employment Agreements

   Bell Employment Agreement. Pursuant to an employment agreement entered into as of January 1, 2000, Mr. Bell is employed for a term expiring on December 31, 2002. Mr. Bell's Employment Agreement provides for an initial base salary of $900,000 per year and incentive compensation in accordance with True North's Executive Compensation Program. Mr. Bell is also eligible to receive stock options and to participate in certain fringe benefits and in True North's employee benefit plans generally available to senior executives.

   Mr. Bell's Employment Agreement provides that he will become a consultant to True North for the five-year period immediately following the expiration of the term of his employment, as extended, if applicable. During this consulting period, Mr. Bell will receive annual compensation equal to 75% of the average of his annual base salary over the last three full calendar years of his employment. This consulting arrangement will also apply if Mr. Bell resigns prior to the scheduled expiration of the term of his employment, subject to a reduction in the annual compensation based on certain vesting requirements.

   Mr. Bell's Employment Agreement provides that, in the event of termination of employment by True North or by Mr. Bell after the occurrence of one or more specified events (none of which have occurred to date) (a "Qualifying Termination"), Mr. Bell would be entitled to receive his base salary, incentive compensation and certain continuing benefits for three years and the annual consulting compensation described above for the following two years.

   Mr. Bell's Employment Agreement provides that, upon a Qualifying Termination, each stock option granted after January 1, 2000 and then held by Mr. Bell shall be fully vested and exercisable in full for up to three years (but not beyond ten years after the date of grant of such option). Mr. Bell's Employment Agreement also contains a provision prohibiting him from engaging in certain competitive activities with True North during his employment and during any severance and/or consulting period.

   Mason Employment Agreement. See below under "Certain Relationships and Related Transactions" for a description of Mr. Mason's Employment Agreement.

   Diamond Employment Agreement. Pursuant to an Employment Agreement entered into as of March 1, 1993, as amended, Mr. Diamond is employed for a term expiring on June 30, 2005. Mr. Diamond's Employment Agreement provides for a base salary of $724,250 per year and, through June 30, 2002, an annual bonus equal to a percentage of BSMG Worldwide operating profit above a threshold level. Beginning July 1, 2002, Mr. Diamond shall be entitled to incentive compensation in accordance with True North's Executive Compensation Program. Mr. Diamond is also eligible to receive stock options and to participate in fringe benefits and employee benefit plans generally available to senior executives.

   Mr. Diamond's Employment Agreement provides that in the event of termination of employment by the company or by Mr. Diamond after the occurrence of one or more specified events (none of which have occurred to date) (a "Qualifying Termination"), Mr. Diamond would be entitled to receive his base salary, continuing bonuses, and certain employee benefits for the remaining term of the Employment Agreement, subject to a minimum of 18 months and a maximum of 30 months.

   Mr. Diamond's Employment Agreement provides that, upon a Qualifying Termination, each stock option granted after January 1, 2000, and then held by Mr. Diamond shall be fully vested and exercisable in full for up to three years (but not beyond ten years after the date of grant of such option). Mr. Diamond's Employment Agreement also contains a provision prohibiting him from engaging in certain competitive activities with True North during his employment and for one year thereafter.

   Kelmenson Employment Agreement. Pursuant to an Employment Agreement dated as of August 1, 1999, Mr. Kelmenson is employed for a term expiring on March 31, 2004. Mr. Kelmenson's Employment Agreement provides for an initial base salary of $1,024,800 per year and incentive compensation in accordance with True North's Executive Compensation Program. Mr. Kelmenson is also eligible to receive stock options and certain specified fringe benefits and to participate in True North's employee benefit plans generally available to senior executives.

   Mr. Kelmenson's Employment Agreement provides that he will be a consultant to True North for a term commencing on April 1, 2004, and ending on March 31, 2008. During the term of this consulting arrangement, Mr. Kelmenson will be entitled to receive annual compensation of $950,000 and continued exercisability of stock options. Mr. Kelmenson's Employment Agreement also provides for the application or continuation of such consulting fees in the event of Mr. Kelmenson's death or disability, and it provides for the application of this consulting arrangement upon a Qualifying Termination (as defined below).

   Mr. Kelmenson's Employment Agreement provides that, in the event of termination of employment by True North or by Mr. Kelmenson after the occurrence of one or more specified events (none of which have occurred to date) (a "Qualifying Termination"), Mr. Kelmenson would be entitled to receive his base salary through the end of the term (maximum of 30 months), payable in one lump sum.

   Mr. Kelmenson's Employment Agreement provides that, upon a Qualifying Termination, each stock option granted after August 1, 1999, and then held by Mr. Kelmenson shall be fully vested. Mr. Kelmenson's Employment Agreement also contains a provision prohibiting him from engaging in certain competitive activities with True North during his employment term and the term of his consulting arrangement.

   Ryan Employment Agreement. Pursuant to an employment agreement dated as of December 31, 1996, as amended, Mr. Ryan is employed for a term ending on December 31, 2001. Mr. Ryan's Employment Agreement provides for an initial base salary of $600,000 per year (subject to periodic reviews and a minimum guaranteed increase of 10% during each 24-month period) and incentive compensation in accordance with True North's Executive Compensation Program; provided that the aggregate amount of Mr. Ryan's base salary and incentive compensation for each calendar year shall not be less than $1,000,000. Mr. Ryan's base salary for 1999 was $788,258. Mr. Ryan is also eligible to receive stock options and to participate in certain fringe benefits and in True North's employee benefit plans generally available to senior executives.

   If Mr. Ryan terminates his employment with True North due to the occurrence of one or more specified events following a change in control (a "Qualifying Termination," as defined in True North's Asset Protection Plan and Mr. Ryan's Employment Agreement), Mr. Ryan would be entitled to receive a bonus for the year of termination equal to the highest annual bonus paid to Mr. Ryan for the three fiscal years prior to the fiscal year in which the change in control occurred (pro-rated through the date of termination), any compensation previously deferred by Mr. Ryan, plus a lump-sum cash amount equal to three times Mr. Ryan's annual salary plus the highest annual bonus awarded to Mr. Ryan over the prior three fiscal years.

   Mr. Ryan's Employment Agreement also provides that, in the event of early termination of employment by True North or by Mr. Ryan after the occurrence of one or more specified events (including any material change in the corporate organization or structure of business of True North) (also a "Qualifying Termination"), Mr. Ryan would be entitled to receive his base salary and incentive compensation (subject to a minimum of $1,000,000 per year) through December 31, 2001 or for 12 months if longer (the "Severance Period"). In connection with True North's December 1997 acquisition of BJK&E, True North and Mr. Ryan agreed that if any of the individuals specified in the provisions of the applicable merger agreement describing the board governance and management structure no longer hold the positions specified, such events would constitute a basis for a Qualifying Termination. Certain of the individuals specified in the provisions of the merger agreement describing board governance and management structure no longer hold the positions specified.

   Mr. Ryan's Employment Agreement also provides that, upon a Qualifying Termination, each stock option then held by Mr. Ryan shall be fully vested and exercisable in full for up to three years (but not beyond ten years after the date of grant of such option) and that Mr. Ryan shall be entitled to receive all vested and unvested amounts in his deferred variable incentive compensation account. During the Severance Period, Mr. Ryan shall be entitled to participate in True North's benefit plans, and, upon expiration of the Severance Period, Mr. Ryan would be entitled to compensation and benefits payable under the Directors Part-Time Employment Agreement with the benefit calculated at 45% of final average annual compensation and assuming 30 years of credited service. Such Directors Part-Time Employment Agreement benefits will also become payable to Mr. Ryan upon other termination of employment events (other than termination for cause). This Employment Agreement also contains a provision prohibiting Mr. Ryan from competing with True North or soliciting its clients or employees during his employment and during any Severance Period.

   Seeley Part-Time Employment Agreement. In connection with Mr. Seeley's retirement from full-time employment in March 2000, Mr. Seeley's Employment Agreement with True North was superseded by a Part-Time Employment Agreement, which is described below under the heading "Certain Relationships and Related Transactions."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Mason Employment Agreement. Mr. Mason entered into an Employment Agreement with True North effective as of December 1, 1997, as amended. The full-time employment period under Mr. Mason's Employment Agreement expired effective March 31, 1999. As a result of such expiration, Mr. Mason's stock options became fully exercisable until the end of their full term, and he is employed on a part-time basis through September 30, 2001, and receives annual cash compensation of $1,350,000 and a continuation of benefits. After September 30, 2001, Mr. Mason will participate in True North's Directors Part-Time Employment Agreement program.

   Mr. Mason's Employment Agreement provides that he will not compete with True North or solicit its employees or clients for five years after the end of his full-time employment, except that Mr. Mason may compete with True North by giving True North 60 days' notice prior to commencing competitive activity and by releasing True North from all further obligations under his Employment Agreement other than pursuant to retirement plans.

   Peebler Consulting Agreement. Charles D. Peebler, Jr., the former Chairman Emeritus who is not slated for reelection to the Board of Directors at this year's annual meeting, entered into an Employment Agreement with True North effective as of December 30, 1997, for a term that was to expire on December 30, 2001.

   Effective October 1, 1999, Mr. Peebler exercised his right under his Employment Agreement to terminate his employment and become a consultant to True North for a five-year period ending on September 30, 2004. During this consulting period, Mr. Peebler will receive annual compensation at the rate of $1,350,000 and certain fringe benefits and employee benefits through July 31, 2002. From August 1, 2002, through September 30, 2004, Mr. Peebler will receive annual compensation at the rate of $810,000. In addition, all stock options granted to Mr. Peebler by True North have become fully vested until the end of their full term (except for 1998 performance vesting stock options, which have been cancelled). Mr. Peebler will also continue to receive $2,000,000 of split-dollar life insurance coverage for the five-year consulting period, and Mr. Peebler and his wife are entitled to continuation of their medical benefits until their respective deaths.

   Mr. Peebler's Employment Agreement also provides that he shall not compete with True North or solicit its employees or clients during the term of his employment and for the term of his consultancy, except that Mr. Peebler may compete with True North by giving True North 60 days' notice prior to commencing such competitive activity and by releasing True North from all further obligations under his Employment Agreement.

   Seeley Part-Time Employment Agreement. Mr. Seeley retired from full-time employment as of March 2000, but remains a member of the Board of Directors and serves as a part-time employee of True North pursuant to a Part-Time Employment Agreement. Under that Agreement, which was entered into as of March 16, 2000, Mr. Seeley is required to provide services for at least five days per calendar quarter and to attend all Board and applicable committee meetings. So long as Mr. Seeley continues to perform those services, he shall be paid compensation at the rate of $120,000 per year, plus additional quarterly bonuses to recognize days worked in excess of 20 days per year and attendance of special Board and Committee meetings. Mr. Seeley shall also be entitled to reimbursement of business expenses. Pursuant to Mr. Seeley's original Employment Agreement and this Part-Time Employment Agreement, he is prohibited from engaging in certain competitive activities with True North during this part-time employment period.

                         TRUE NORTH PERFORMANCE GRAPH

   The following line graph provides a five-year comparison of cumulative total shareholder returns for True North, the S&P 500 Composite Index and an industry peer group comprised of: True North, The Interpublic Group of Companies, Inc., Omnicom Group Inc., Grey Advertising Inc., Cordiant Communications Group (ADR), Saatchi & Saatchi plc (ADR) and WPP Group plc
(ADR).

   The performance graph assumes the investment of $100 on December 31, 1994 in True North common stock, the S&P 500 and the industry peer group and that all dividends are reinvested.

                                         1994  1995   1996   1997   1998   1999
                                         ---- ------ ------ ------ ------ ------
True North.............................. 100   88.80 107.76 125.15 138.91 235.14
S&P 500................................. 100  137.55 169.11 225.52 289.96 350.96
Advertising Index....................... 100  134.43 173.24 277.27 397.75 716.15

                                STOCK OWNERSHIP

   The following table shows the number of shares of True North common stock and Phantom Stock Units (which represent deferred directors' fees invested in True North common stock) known by True North to be beneficially owned as of March 20, 2000 by each person who was a director of True North as of December 31, 1999, each director slated for election at this year's annual meeting, the Named Executives, the directors and executive officers as a group and all beneficial owners of more than 5% of True North common stock.

                                                  Number of   Percent Number of
                                                  Shares of     of     Phantom
                                                 Common Stock  Class    Stock
Name                                                (#)(1)    (%)(2)  Units (3)
----                                             ------------ ------- ---------
David A. Bell...................................    790,254    1.60%      --
Joseph A. Califano, Jr..........................      4,033       *       --
Harris Diamond..................................    208,716       *       --
Donald M. Elliman, Jr...........................     12,067       *     4,367
H. John Greeniaus...............................     25,100       *       --
Leo-Arthur Kelmenson............................    907,755    1.83%      --
Bruce Mason (4).................................    135,719       *       --
Wenda Harris Millard............................        --        *       --
Michael E. Murphy...............................     12,200       *     3,280
Charles D. Peebler..............................    395,555       *       --
J. Brendan Ryan.................................    292,096       *       --
Donald L. Seeley................................    183,409       *       --
Marilyn Seymann.................................      5,433       *       754
Stephen T. Vehslage.............................     54,900       *     2,050
All directors and executive officers as a group
 (24 persons)...................................  4,116,090    8.10%   10,451
Northwestern Mutual Life Insurance Company (5)..  2,822,199    5.75%      --
 750 East Wisconsin Ave.
 Milwaukee, WI 53202
Publicis S.A. (6)...............................  4,658,000    9.48%      --
 133 Champs Elysees
 75008 Paris, France

----------------
*  less than 1%
(1) To the knowledge of True North, each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated. The number of shares includes shares of common stock owned through the True North Retirement Plan as of December 31, 1999. The number of shares has been rounded to the nearest whole share. The number of shares includes shares of common stock subject to options exercisable within 60 days of March 20, 1999 as follows: Mr. Bell 215,400 shares, Mr. Califano 3,033 shares, Mr. Elliman 6,967 shares, Mr. Greeniaus 3,100 shares, Mr. Kelmenson 377,700 shares, Mr. Mason 30,000 shares, Mr. Murphy 8,700 shares, Mr. Peebler 64,800 shares, Mr. Ryan 272,673 shares, Mr. Seeley 174,867 shares, Dr. Seymann 3,433 shares, Mr. Vehslage 52,100 shares and all directors and executive officers as a group 1,686,502 shares. The number of shares also includes unvested restricted stock granted in 1999 and 2000 (net of any shares withheld for taxes).
(2) Shares subject to options exercisable within 60 days of March 20, 1999, are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.
(3) Represents outside directors' deferred stock account values as of February 28, 2000.
(4) Mr. Mason's shares do not include 40 shares owned by his daughters.
(5) Based upon information furnished by Northwestern Mutual Life Insurance Company in a Schedule 13G filed February 12, 1998.
(6) Based upon information furnished by Publicis S.A. in Amendment No. 15 to its Schedule 13D filed February 18, 1999.

                            ADDITIONAL INFORMATION

Submission Of Stockholder Proposals

   True North's bylaws provide, in general, that to be considered for presentation at the 2001 annual meeting of stockholders, although not included in the proxy statement, proposals of stockholders must be received in writing by True North at least 60 days but no more than 90 days before the date of the annual meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever is earlier. Notice of stockholder proposals should be sent to the Secretary, True North Communications Inc., 101 East Erie Street, Chicago, Illinois 60611. Proposals of stockholders intended for presentation and for inclusion in the proxy statement for the 2001 annual meeting must be received by True North at the address listed above not later than December 15, 2000.

Proxy Solicitation Costs

   This solicitation of proxies is being made on behalf of the Board of Directors. Such solicitation of proxies normally will be made by mail. Employees of True North may also solicit proxies by telephone or personal contact, but at no additional compensation. Bankers, brokers and others holding common stock in their names or in the names of nominees will be reimbursed for reasonable expenses incurred in sending proxies and proxy material to the beneficial owners of such shares. True North has retained D.F. King & Company, Inc. to aid in the solicitation of proxies from its stockholders. The fees of such firm are estimated to be $5,000, plus reimbursement of out-of-pocket expenses. The total cost of solicitation of proxies will be borne by True North.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder require that directors, officers and beneficial owners of more than 10% of the common stock file certain reports regarding their beneficial ownership of common stock with the Securities and Exchange Commission. All such required reports were timely filed during and for 1999, except that Mr. Murphy's Form 4 for the purchase of shares in March 1999, was filed on his behalf approximately one month late, Mr. Califano's Form 3 was filed four days late and Mr. Zammit's and Mr. Cougias's Forms 5 for 1999 were both filed two days late.

                                          By order of the Board of Directors,

                                          [PERONA SIGNATURE--FOO512CHI]
                                          DALE F. PERONA
                                          Secretary

Dated: April 13, 2000

   A copy of True North's Annual Report on Form 10-K for fiscal 1999 as filed with the Securities and Exchange Commission (without exhibits) will be furnished without charge upon the written request of any stockholder entitled to vote at the meeting directed to the attention of Dale F. Perona, Secretary, at True North's principal executive offices at 101 East Erie Street, Chicago, Illinois 60611-2897.

                                                                     APPENDIX A

                        TRUE NORTH COMMUNICATIONS INC.
                            AUDIT COMMITTEE CHARTER

Committee Responsibilities

   The Audit Committee of True North Communications Inc.'s Board of Director's is responsible for oversight of the company's financial reporting and internal controls. Specific responsibilities include:

    . Selecting, evaluating, and replacing the independent public auditors that perform the audit of the annual financial statements included within the Company's Annual Report to Shareholders.

    . Ensuring receipt from the independent auditors of a written statement regarding relationships and services, which may affect objectivity and independence. Discuss any relevant matters with the independent auditors and recommend that the full board take appropriate action to address the auditor's independence issues, which may come to the Committee's attention.

    . Reviewing the audit plans and audit scopes of the internal audit staff and the Company's independent auditors.

    . Reviewing and advising management and the Board on the adequacy of the Company's internal controls and financial reporting based upon the reports of management, the Company's internal audit staff, and its independent public accountants.

     --The Committee or its Chairman will review interim results with a company financial officer and the independent auditors prior to the public announcement of financial results and the filing of SEC Form 10Q.

    . Providing in the annual proxy statement a report of the Committee's findings as a result of its oversight responsibilities.

Committee Membership

   The membership of the Committee will be:

    . appointed by the Board of Directors.

    . comprised of independent directors as defined by the applicable regulatory authorities.

    . consist of at least three members; each of whom is financially literate or becomes financially literate within a reasonable period of time after appointment, and at least one of which has accounting or related financial expertise. Financial literacy and financial expertise will be as defined by the applicable regulatory authorities.

Committee Meetings

   Meetings will be held as required, but no less than three times per year. Minutes will be recorded and reports of committee meetings will be presented at the next Board of Director's meeting.

Committee Charter Review and Approval

   This Audit Committee Charter will be reviewed and approved by the Board of Directors annually and will be included in the proxy at least every three years.

--------------------------------------------------------------------------------

[X] Please mark your votes as in this example.                              3294

This Proxy, when properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this Proxy will be voted for the nominees for directors listed in Proposal 1; and for Proposal 2 to ratify the appointment of Arthur Andersen LLP as independent auditors for 2000. If other business is presented at the Annual Meeting, this proxy will be voted on those matters in accordance with the best judgement of the named proxies. The Board of Directors recommends a vote FOR Items 1 and 2.

1. Proposal to elect 11 Directors (see reverse side):

   FOR  WITHHELD
   [ ]    [ ]

To withhold authority to vote for any nominee(s) mark the "FOR" box and write the name of such nominee on the line provided below:


-----------------------------------------------------

2. Proposal to ratify the appointment of Arthur Andersen LLP as independent auditors for 2000.

   FOR   AGAINST   ABSTAIN
   [ ]     [ ]       [ ]

Change of Address/Comments on Reverse Side [ ]

The undersigned hereby acknowledges receipt of the Notice of the 2000 Annual Meeting of Stockholders and accompanying Proxy Statement.

Please sign below exactly as name appears. When shares are held by joint tenants, both should sign. When signing as Guardian, Executors, Administrator, Attorney, Trustee, etc. please give full title as such. If a corporation, sign in full corporate name, by President or other authorized officer, giving title. If a partnership, sign in partnership name by authorized person.

----------------------------------

----------------------------------
 SIGNATURE(S)               DATE

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .


                                    [LOGO]
================================================================================
True North stockholders can now vote their shares over the telephone or Internet. This eliminates the need to return the proxy card.

To vote your shares over the telephone or the Internet you must have your proxy card and Social Security Number available. The Voter Control Number that appears in the box just below the perforation must be used in order to vote by telephone or over the Internet. These systems can be accessed 24 hours a day, seven days a week up until the day prior to the meeting.

1.   To vote by telephone:
     On a touch-tone telephone call Toll-free: 1-877-PRX-VOTE (1-877-779-8683).
2.   To vote by Internet:
     Log on to the Internet and go to the web site: http/www.eproxyvote.com/tno

Your vote over the telephone or the Internet registers your vote in the same manner as if you marked, signed, dated and returned your proxy card.

Do not return this Proxy Card if you are voting by telephone or Internet.

                 Your vote is important. Thank you for voting.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROXY

                        TRUE NORTH COMMUNICATIONS INC.
                        Annual Meeting of Stockholders
                                 May 17, 2000
         This Proxy is Solicited on Behalf of the Board of Directors.

The signatory hereby appoints KEVIN J. SMITH and SUZANNE S. BETTMAN, or any of them, with full power of substitution, attorneys and proxies with the powers the signatory would possess if personally present to vote all the shares of Common Stock of the signatory in TRUE NORTH COMMUNICATIONS INC. at the annual meeting of its stockholders to be held at The University of Chicago Graduate School of Business Conference Center - Sixth Floor, 450 North Cityfront Plaza Drive, Chicago, Illinois, on May 17, 2000 at 10:00 a.m., local time, to vote on the proposals set forth on the opposite side of this card. This card also constitutes voting instructions by the undersigned to the respective trustee of the trusts maintained under the True North Communications Inc. Retirement Plan (the "Plan") for all shares, if any, votable by the undersigned and held of record by such trustees. If there are any shares for which voting instructions are not timely received, and as respects any unallocated shares held under the Plan, the trustees will cause all such shares to be voted in the same proportion as such trustees vote shares for which timely instructions are received.

The Nominees for Election of Directors are:

(01) David A. Bell, (02) Joseph A. Califano, Jr., (03) Donald M. Elliman, Jr.,
(04) H. John Greeniaus, (05) Leo-Arthur Kelmenson, (06) Wenda Harris Millard,
(07) Michael E. Murphy, (08) J. Brendan Ryan, (09) Donald L. Seeley, (10) Marilyn R. Seymann and (11) Stephen T. Vehslage.

   (change of address/comments)-------------------------------------------
   -----------------------------------------------------------------------
   -----------------------------------------------------------------------
   -----------------------------------------------------------------------
      (If you have written in the above space, please mark the
      corresponding box on the reverse side of this card)  -----------
                                                           SEE REVERSE
                                                               SIDE
                                                           -----------
--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .






--------------------------------------------------------------------------------